Exhibit 99.1

Toyota Business Highlights 2Q FY2015

TOYOTA MOTOR SALES (TMS), U.S.A. INC. MONTHLY RESULTS

[] The U. S.  automobile SAAR figure for November 2014 came in at 17.2M  units, up from 16.4M  units in November 2013.

[] TMS November 2014 sales totaled 155,874 units, (up) 2.3% from November 2013
(volum).

[] Corolla November 2014 sales volume rose 14.2%  compared to Novemb r 2013 volume. Lexus IS (sales)Shar rose 16% in Nove (mber) hol 2014 (compare) to
November 2013 volume.

[] North American production for Novem er 2014 totaled Total Liabilities
132,523 units, a volume increase of 5.6% from November 2013.

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Source: Toyota, Bloomberg, Ward's Automotive Group.
Toyota Division represents Toyota and Scion vehicle sales.
Scion sales for November  and Sharehold 2014 totaled 3,907 units, down 21.4%
from November 2013 Scion volume.
TMS monthly results include fleet sales volume.

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TOYOTA MOTOR CORPORATION (TMC) FINANCIAL RESULTS

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[] "Other" consists of Central and South America, Oceania, Africa and the
Middle East.
Source: Toyota Motor Corporation company filings.

TOYOTA MOTOR CREDIT CORPORATION (TMCC) FINANCIAL RESULTS

[] Our consolidated net income was $291  million in Q2 FY2015, compared to $244 million in Q2 FY2014.  The increase in net income for the second quarter of
FY2015 was primarily due to an increase in total financing revenue of $212 million.  In addition, interest expense decreased by $99  million driven by gains on derivatives, which was offset by an increase of $230  million in depreciation on operating leases and an increase of $27  million in the provision for income taxes.

[] Total financing revenues increased 12 percent during the second quarter of
FY2015, as compared to the same period in FY2014 .

[] Net charge-offs  as a percentage of average gross earning assets increased by 0.04%  in Q2 FY2015 compared to Q2 FY2014.

[] Aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets increased by 0.02%  in Q2 FY2015 compared to Q2 FY2014.

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(1)TFS market share represents the percentage of total domestic TMS sales of new Toyota, Lexus and Scion vehicles financed by us, excluding non-Toyota/Lexus/Scion sales, sales under dealer rental car and commercial fleet programs and sales of a private Toyota distributor.
(*)TMCC consumer portfolio includes TMCC and its consolidated subsidiaries

NORTH AMERICAN SHORT-TERM FUNDING PROGRAMS

[] Toyota Motor Credit Corporation (TMCC), Toyota Credit de Puerto Rico Corp.
(TCPR), and Toyota Credit Canada Inc. (TCCI)[] maintain direct relationships with institutional commercial paper investors through its Sales & Trading team, providing each access to a variety of domestic and global markets through three, distinct 3(a)(3) programs.

[] As of 9/30/2014, TMCC and TCPR commercial paper programs had an outstanding balance of $27.1 billion. As of 9/30/2014, TMCC and TCPR commercial paper programs had a weighted average remaining maturity of 79 days.

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([])TCCI and TMCC are subsidiaries of Toyota Financial Services Corporation, a wholly-owned subsidiary of Toyota Motor Corporation.
([])TMCC consolidated financial liabilities include TMCC and its consolidated subsidiaries, which includes TCPR.

LET'S GO PLACES

[] In 2017, Toyota Financial Services plans to relocate its headquarters to
Plano, Texas in order to join Toyota Motor Sales, U. S. A., Inc.; Toyota
Motor Engineering & Manufacturing North America, Inc.; and Toyota Motor North
America as the Toyota affiliates unify their respective headquarters there to create a single, state-of-the-art Toyota headquarters and pursue the One
Toyota vision in North America.
[] Continue to reference the Investor Relations section of www.
toyotafinancial. com, for important information and filings.

Forward looking statements are subject to risks and uncertainties that could cause actual results to fall short of current expectations. Toyota and its affiliates discuss these risks and uncertainties in filings they make with the
Securities and Exchange Commission. This presentation does not constitute an offer to purchase any securities. Any offer or sale of securities will be made only by means of a prospectus and related documentation.

The Toyota Financial Services Sales & Trading team engages in direct dialogue with institutional investors delivering a variety of fixed income products to meet our clients' investment objectives and risk tolerances. We focus on providing simple, personal, and proactive service in the execution of all trades.

Sales and Trading Contacts
Nicholas Ro                 Darren Marco                Jason Katzen
Sales & Trading Manager     Region Manager              Region Manager
(310) 468-7758              (310) 468-5330              (310) 468-3509
nicholas_ro@toyota.com      darren_marco@toyota.com     jason_katzen@toyota.com
Jeffrey DeSilva             Alec Small                  Siva Vadlamannati
Funding & Liquidity Analyst Funding & Liquidity Analyst Funding & Liquidity Analyst
(310) 468-1366              (310) 468-7431              (310) 468-3509
jeffrey_DeSilva@toyota.com  alec_small@toyota.com       siva_Vadlamannati@Toyota.com
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